GraniteShares ETF Trust N-14

Exhibit 99.7(b)

SECOND AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This second amendment ("Amendment") to the ETF Distribution Agreement dated May 31, 2017 (the "Agreement”), by and between GraniteShares ETF Trust (the “Trust”), and Foreside Fund Services, LLC (“Distributor”), is entered into as of October 13, 2017 (the "Effective Date").

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Exhibit A to the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 8(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC		GRANITESHARES ETF TRUST

By:	/s/Mark Fairbanks	By:	/s/ William Rhind
	Mark Fairbanks, Vice President		Name: William Rhind Title: President

EXHIBIT A

Funds

GraniteShares ETF Trust

•	GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF
•	GraniteShares S&P GSCI Commodity Broad Strategy No K-1 ETF
•	GraniteShares HIPS US High Income ETF